Exhibit 16.1

KPMG LLP
Chartered Accountants	Telephone	(416) 777-8500
Bay Adelaide Centre	Fax	(416) 777-8818
333 Bay Street Suite 4600		www.kpmg.ca
Toronto ON M5H 2S5

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

Re: Notice of Change of Auditors of Atlantic Power Corporation

We have read Atlantic Power Corporation’s statements included under Item 4.01 of its Form 8-K dated August 10, 2010 and are in agreement with such statements.

Yours very truly,

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Canada
August 10, 2010